Exhibit 4.1
EXECUTION COPY
PHILIP MORRIS INTERNATIONAL INC.
EURO MEDIUM TERM NOTE PROGRAMME

ISSUE AND PAYING AGENCY AGREEMENT

THIS AGREEMENT is made on 13 March 2009

BETWEEN:
(1)	PHILIP MORRIS INTERNATIONAL INC. (the “Issuer”);

(2)	HSBC PRIVATE BANK (C.I.) LIMITED, Jersey Branch as registrar (the “Registrar”);

(3)	HSBC BANK PLC as principal paying agent (the “Principal Paying Agent”);

(4)	HSBC BANK PLC as transfer agents (the “Transfer Agents”);

(5)
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED as trustee (the “Trustee”, which expression includes, where the context admits, all persons for the time being appointed as the trustee or trustees under the Trust Deed).

WHEREAS:
(A)
The Issuer has established a Euro Medium Term Note Programme (the “Programme”) for the issuance of notes (the “Notes”), in connection with which it has entered into a dealer agreement dated 13 March 2009 (the “Dealer Agreement”).

(B)	The Notes will be subject to, and have the benefit of, a trust deed dated 13 March 2009 (the “Trust Deed”) and made between the Issuer and the Trustee.

(C)
The Issuer has made applications to the United Kingdom Financial Services Authority (the “FSA”) for Notes issued under the Programme to be admitted to listing on the Official List of the FSA and to the London Stock Exchange plc (the “London Stock Exchange”) for Notes issued under the Programme to be admitted to trading on the Regulated Market of the London Stock Exchange. Notes may also be issued on the basis that they will not be admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system or that they will be admitted to listing, trading and/or quotation by such other or further competent authorities, stock exchanges and/or quotation systems as may be agreed with the Issuer.

(D)
In connection with the Programme, the Issuer has prepared a base prospectus dated 13 March 2009 which has been approved by the FSA as a base prospectus issued in compliance with Directive 2003/71/EC (the “Prospectus Directive”) and relevant implementing measures in the United Kingdom.

(E)
Notes issued under the Programme may be issued either (1) pursuant to the Base Prospectus describing the Programme and Final Terms describing the final terms of the particular Tranche of Notes or (2) pursuant to a prospectus (“Drawdown Prospectus”) which relates to a particular Tranche of Notes to be issued under the Programme.

(F)	The Issuer, the Agents (as defined below) and the Trustee wish to record certain arrangements which they have made in relation to the Notes to be issued under the Programme.

(G)	The Principal Paying Agent is authorised and regulated by the FSA.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

All terms and expressions which have defined meanings in the Base Prospectus, the Dealer Agreement or the Trust Deed shall have the same meanings in this Agreement except where the context requires otherwise or unless otherwise stated. In addition, in this Agreement the following expressions have the following meanings:

“Agents” means the Paying Agents, the Registrar, the Transfer Agents and any Calculation Agent and “Agent” means any one of the Agents;

“Base Prospectus” means the base prospectus prepared in connection with the Programme, as the same may be amended or supplemented from time to time;

“Bearer Notes” means Notes which are specified in their Conditions as being in bearer form:

“Calculation Agent” means, in relation to any Series of Notes, the institution appointed as calculation agent for the purposes of such Notes and named as such in the relevant Final Terms or Drawdown Prospectus (as the case may be) in the case of the Principal Paying Agent, pursuant to Clause 11 (Appointment and duties of the Calculation Agent), in the case of a Dealer, pursuant to Clause 8 (Calculation Agent) of the Dealer Agreement and, in the case of any other institution pursuant to a letter of appointment in, or substantially in, the form set out in Schedule 2 (Form of Calculation Agent Appointment Letter) and, in any case, any successor to such institution in its capacity as such;

“CGN Permanent Global Note” means a Permanent Global Note representing Notes for which the relevant Final Terms or Drawdown Prospectus (as the case may be) specify that the new global note form is not applicable;

“CGN Temporary Global Note” means a Temporary Global Note representing Notes for which the relevant Final Terms or Drawdown Prospectus (as the case may be) specify that the new global note form is not applicable;

“Common Safekeeper” means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

“Common Service Provider” means a person nominated by the ICSDs to perform the role of common service provider;

“Conditions” has the meaning given in the Base Prospectus except that, in relation to any particular Tranche of Notes, it means the Conditions (as defined in the Base Prospectus) substantially in the form set out in Schedule 1 to the Trust Deed as supplemented, amended and/or replaced by the relevant Final Terms or Drawdown Prospectus (as the case may be), and any reference to a numbered Condition shall be construed accordingly;

“FSA” means the Financial Services Authority of the United Kingdom;

“Global Note” means a CGN Temporary Global Note, a CGN Permanent Global Note, a NGN Temporary Global Note, a NGN Permanent Global Note or a Global Registered Note;

“Global Registered Note” means a Global Registered Note substantially in the form set out in Schedule 3, Part A (Form of Global Registered Note) of the Trust Deed;

“ICSDs” means Clearstream, Luxembourg and Euroclear;

“Individual Note Certificate” means a registered note certificate substantially in the form set out in Schedule 3, Part B (Form of Individual Note Certificate) of the Trust Deed;

“Issuer-ICSDs Agreement” means the agreement entered into between the Issuer and the ICSDs with respect to the settlement in the ICSDs of Notes in new global note form;

“Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Principal Paying Agent has its Specified Office;

“Local Time” means the time in the relevant financial centre of the payment or, in the case of a payment or, in the case of a payment in euro, London time;

“Master Global Note” means a Master Temporary Global Note, a Master Permanent Global Note or a Master Global Registered Note;

“Master Global Registered Note” means a Global Registered Note which is complete except that it requires:
(a)	a copy of the Final Terms or Drawdown Prospectus (or relevant parts thereof, as the case may be) in respect of the Tranche of Notes to which it will relate to be attached thereto;

(b)	completion by the Principal Paying Agent, on behalf of the Issuer, as to the details of the Tranche of Notes to which it will relate; and

(c)	authentication by or on behalf of the Registrar;

“Master Permanent Global Note” means a Permanent Global Note which is complete except that it requires:
(a)	a copy of the Final Terms or Drawdown Prospectus (or relevant parts thereof, as the case may be) in respect of the Tranche of Notes to which it will relate to be attached thereto;

(b)	completion by the Principal Paying Agent, on behalf of the Issuer, as to the details of the Tranche of Notes to which it will relate;

(c)	authentication by or on behalf of the Principal Paying Agent; and

(d)	in the case of an NGN Permanent Global Note, effectuation by or on behalf of the Common Safekeeper;
“Master Temporary Global Note” means a Temporary Global Note which is complete except that it requires:
(a)	a copy of the Final Terms or Drawdown Prospectus (or relevant parts thereof, as the case may be) in respect of the Tranche of Notes to which it will relate to be attached thereto;

(b)	completion by the Principal Paying Agent, on behalf of the Issuer, as to the details of the Tranche of Notes to which it will relate;

(c)	authentication by or on behalf of the Principal Paying Agent; and

(d)	in the case of an NGN Temporary Global Note, effectuation by or on behalf of the Common Safekeeper;

“NGN Permanent Global Note” means a Permanent Global Note representing Bearer Notes for which the relevant Final Terms or Drawdown Prospectus (as the case may be) specify that the new global note form is applicable;

“NGN Temporary Global Note” means a Temporary Global Note representing Bearer Notes for which the relevant Final Terms or Drawdown Prospectus (as the case may be) specify that the New Global Note form is applicable;

“Note Certificate” means a Global Registered Note and/or an Individual Note Certificate;

“Paying Agents” means the Principal Paying Agent together with any further paying agent appointed under this Agreement and “Paying Agent” refers to any of them individually;

“Permanent Global Note” means a Permanent Global Note substantially in the form set out in Schedule 2, Part B (Form of Permanent Global Note) to the Trust Deed;

“Put Option Notice” means a notice of exercise relating to the put option contained in Condition 10(f) (Redemption and Purchase - Redemption at the option of Noteholders),

substantially in the form set out in Schedule 3 (Form of Put Option Notice) or such other form as may from time to time be agreed between the Issuer, the Principal Paying Agent and the Trustee and distributed to each Paying Agent;

“Put Option Receipt” means a receipt delivered by a Paying Agent in relation to a Definitive Note which is the subject of a Put Option Notice, substantially in the form set out in Schedule 4 (Form of Put Option Receipt) or such other form as may from time to time be agreed between the Issuer, the Principal Paying Agent and the Trustee and distributed to each Paying Agent;

“Register” has the meaning set out in Clause 5 (Transfers of Registered Notes);

“Regulations” means the regulations concerning the transfer of Registered Notes as the same may from time to time be promulgated by the Issuer and approved by the Registrar (the initial regulations being set out in Schedule 6 (Regulations concerning transfers and registration of Registered Notes);

“Replacement Agent” means the Principal Paying Agent or, in respect of any Tranche of Notes, the Paying Agent named as such in the relevant Final Terms or Drawdown Prospectus (as the case may be);

“Required Agent” means any Paying Agent (which may be the Principal Paying Agent) or Transfer Agent (which expression shall include, for the purposes of this definition only, the Registrar) which is the sole remaining Paying Agent or (as the case may be) Transfer Agent with its Specified Office in any city where a listing authority, stock exchange and/or quotation system by which the Notes are admitted to listing, trading and/or quotation requires there to be a Paying Agent, or, as the case may be, a Transfer Agent;

“Specified Office” of any Agent means the office specified against its name in Schedule 1 (The Specified Offices of the Agents) or, in the case of any Agent not originally party hereto, specified in its terms of appointment (or, in the case of a Calculation Agent which is a Dealer, specified for the purposes of Clause 8 (Calculation Agent) of the Dealer Agreement) or such other office in the same city or town as such Agent may specify by notice to the Issuer and the other parties hereto in accordance with Clause 14.8 (Changes in Specified Offices); and

“Temporary Global Note” means a Temporary Global Note substantially in the form set out in Schedule 2, Part A (Form of Temporary Global Note) to the Trust Deed.

1.2	Meaning of outstanding

For the purposes of this Agreement (but without prejudice to its status for any other purpose), a Note shall be considered to be “outstanding” unless one or more of the following events has occurred:
1.2.1	Redeemed or purchased: it has been redeemed in full, or purchased under Condition 10(i) (Redemption and Purchase – Purchase), and in either case has been cancelled in accordance with Condition 10(j) (Redemption and Purchase - Cancellation);

1.2.2
Due date: the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Principal Paying Agent and remain available for payment;

1.2.3	Void: all claims for principal and interest in respect of such Note have become void under Condition 16 (Prescription);

1.2.4	Replaced: it has been mutilated or defaced, or is alleged to have been lost, stolen or destroyed, and has been replaced pursuant to Condition 17 (Replacement of Notes and Coupons); or

1.2.5	Meetings: for the purposes of Schedule 4 (Provisions for Meetings of the Noteholders) to the Trust Deed only, it is held by, or by any person for the benefit of, the Issuer.
1.3	Records

Any reference in this Agreement to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD).

1.4	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or a sub-clause hereof or a schedule hereto.

1.5	Principal and interest

In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.6	Other agreements

All references in this Agreement to an agreement, instrument or other document (including the Dealer Agreement, the Trust Deed, the Base Prospectus and any Drawdown Prospectus or part thereof shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time. In addition, in the context of any particular Tranche of Notes, each reference in this Agreement to the Base Prospectus shall be construed as a reference to the Base Prospectus as supplemented and/or amended by the relevant Final Terms.

1.7	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.
1.8	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENT OF THE AGENTS

2.1	Appointment

The Issuer and, for the purposes of Clause 8.9 (Agents to act for Trustee) only, the Trustee, appoints each of the Agents at their respective Specified Offices as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

2.2	Acceptance of appointment

Each of the Agents accepts its appointment as agent of the Issuer and, for the purposes of Clause 8.9 (Agents to act for Trustee) only, the Trustee, in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

2.3
Nothing in this Agreement shall require any Agent to assume an obligation of the Issuer arising under any provision of the Listing Rules, Prospectus Rules or Disclosure and Transparency Rules of the FSA (or equivalent rules of any other competent authority).

2.4
Nothing shall require any Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.

2.5	The obligations of the Agents under this Agreement are several and not joint.

3.	THE NOTES

3.1	Temporary and Permanent Global Notes

Each Temporary Global Note and each Permanent Global Note shall:
3.1.1
Form: be in substantially the form set out in (in the case of a Temporary Global Note) Schedule 2, Part A (Form of Temporary Global Note) to the Trust Deed and (in the case of a Permanent Global Note) Schedule 2, Part B (Form of Permanent Global Note) to the Trust Deed but with such modifications, amendments and additions as the Relevant Dealer, the Issuer, the Trustee and the Principal Paying Agent shall have agreed;

3.1.2	Conditions: have the Conditions attached thereto or incorporated by reference therein;

3.1.3	Final Terms: have the relevant Final Terms or Drawdown Prospectus (or relevant parts thereof, as the case may be) attached thereto;

3.1.4
Executed and authenticated: be executed manually or in facsimile by or on behalf of the Issuer or shall be a duplicate of the relevant Master Temporary Global Note or, as the case may be, Master Permanent Global Note supplied by the Issuer under Clause 4.2 (Master Global Notes) and, in any case, shall be authenticated manually by or on behalf of the Principal Paying Agent; and

3.1.5	Effectuated: in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, be effectuated manually by or on behalf of the Common Safekeeper.
3.2	Definitive Notes

Each Definitive Note shall:
3.2.1
Form: be in substantially the form (duly completed) set out in Schedule 2, Part C (Form of Definitive Note) to the Trust Deed but with such modifications, amendments and additions as the Relevant Dealer, the Issuer, the Trustee and the Principal Paying Agent shall have agreed;

3.2.2	Security printed: be security printed in accordance with all applicable legal and stock exchange requirements;

3.2.3	Serial numbers: have a unique certificate or serial number printed thereon;

3.2.4	Coupons: if so specified in the relevant Final Terms or Drawdown Prospectus (as the case may be), have Coupons attached thereto at the time of its initial delivery;

3.2.5	Talons: if so specified in the relevant Final Terms or Drawdown Prospectus (as the case may be), have a Talon attached thereto at the time of its initial delivery;

3.2.6
Conditions: have the Conditions and the relevant Final Terms (or relevant parts thereof) or Drawdown Prospectus (or relevant parts thereof, as the case may be) endorsed thereon, or attached thereto or incorporated by reference therein;

3.2.7	Executed and authenticated: be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Principal Paying Agent; and

3.2.8	Format: otherwise be in accordance with the customary practice of, and format used in, the international Eurobond market.

3.3	Global Registered Notes

Each Global Registered Note shall:
3.3.1
Form: be in substantially the form set out in Schedule 3, Part A (Form of Global Registered Note) of the Trust Deed but with such modifications, amendments and additions as the Relevant Dealer(s), the Issuer, the Trustee and the Registrar shall have agreed;

3.3.2	Conditions: have the Conditions attached thereto or incorporated by reference therein:

3.3.3	Final Terms: have the relevant Final Terms or Drawdown Prospectus (or relevant parts thereof, as the case may be) attached thereto; and

3.3.4
Executed and authenticated: be executed manually or in facsimile by or on behalf of the Issuer or shall be a duplicate of the relevant Master Global Registered Note supplied by the Issuer under Clause 4.2 (Master Global Notes) and, in any case, shall be authenticated manually by or on behalf of the Registrar.

3.4	Individual Note Certificates

Each Individual Note Certificate shall:
3.4.1
Form: be in substantially the form set out in Schedule 3, Part B (Form of Individual Note Certificate) of the Trust Deed but with such modifications, amendments and additions as the Relevant Dealer(s), the Issuer, the Trustee and the Registrar shall have agreed to be necessary;

3.4.2	Serial numbers: have a unique certificate or serial number printed thereon;

3.4.3
Conditions: have the Conditions and the relevant Final Terms (or relevant parts thereof) or Drawdown Prospectus (or relevant parts thereof, as the case may be) endorsed thereon, or attached thereto or incorporated by reference therein;

3.4.4	Executed and authenticated: be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar.
3.5	Manual signatures

Each Master Temporary Global Note, Master Permanent Global Note and Master Global Registered Note, if any, will be signed manually by or on behalf of the Issuer. A Master Temporary Global Note, Master Permanent Global Note and Master Global Registered Note may be used provided that the person(s) whose signature(s) appear thereon were/was an authorised signatory/ies at the date of signing such Master Temporary Global Note, Master Permanent Global Note and Master Global Registered

Note notwithstanding that any such person may, for any reason (including death), have ceased to be such authorised signatory at the time of the creation and issue of the relevant Tranche or the issue and delivery of the relevant Note.

3.6	Facsimile signatures

Any facsimile signature affixed to a Note may be that of a person who is at the time of the creation and issue of the relevant Tranche an authorised signatory for such purpose of the Issuer notwithstanding that such person may for any reason (including death) have ceased to be such an authorised signatory at the time at which the relevant Note may be delivered.

3.7	Notification

The Issuer shall promptly notify in writing the Principal Paying Agent and the Registrar of any change in the names of the person or persons whose signatures are to be used.

4.	ISSUANCE OF NOTES

4.1	Issuance procedure

Upon the conclusion of any Relevant Agreement, the Issuer shall, as soon as practicable but in any event, not later than 5.00 p.m. (Local time) on the third Local Banking Day prior to the proposed Issue Date:

4.1.1
Confirmation of terms: confirm by fax to the Principal Paying Agent, or, if such Relevant Agreement relates to Registered Notes, the Registrar (copied to the Principal Paying Agent) all such information as the Principal Paying Agent, or, as the case may be, the Registrar may reasonably require to carry out its functions under this Agreement and in particular, whether customary eurobond or medium term note settlement and payment procedures will apply to the relevant Tranche and (if a Master Global Note is to be used), such details as are necessary to enable it to complete a duplicate of the Master Global Note and (if medium term note settlement and payment procedures are to apply) the account of the Issuer to which payment should be made;

4.1.2
Final Terms: deliver a copy, duly executed, of the Final Terms or Drawdown Prospectus (as the case may be) in relation to the relevant Tranche to the Principal Paying Agent, or, as the case may be, the Registrar (copied to the Principal Paying Agent);

4.1.3
Global Note: unless a Master Global Note is to be used and the Issuer shall have provided such document to the Principal Paying Agent and/or the Registrar, as the case may be, pursuant to Clause 4.2 (Master Global Notes), ensure that there is delivered to the Principal Paying Agent or, as the case may be, Registrar an appropriate Global Note (in unauthenticated (and, if applicable, uneffectuated) form but executed on behalf of the Issuer and otherwise complete) in relation to the relevant Tranche.
4.2	Master Global Notes

The Issuer may, at its option, deliver from time to time to the Principal Paying Agent a stock of Master Temporary Global Notes and Master Permanent Global Notes and/or, to the Registrar, a stock of Master Global Registered Notes.

4.3	Delivery of Final Terms

The Principal Paying Agent shall, on behalf of the Issuer, where the relevant Notes are to be admitted to listing on the Official List of the FSA and to trading on the London Stock Exchange, deliver a copy of the Final Terms in relation to the relevant Tranche to the FSA and to the London Stock Exchange as soon as practicable but in any event not later than 2.00 p.m. (London time) on the London business day prior to the business day which is the proposed issue date therefor. The Issuer confirms to the Principal Paying Agent that it has submitted to the FSA a letter of appointment (which remains current) designating the Principal Paying Agent as authorised to submit Final Terms to the FSA on behalf of the Issuer and that it has designated the Principal Paying Agent as its nominated representative for the purpose of submitting Final Terms to the London Stock Exchange.

4.4	Authentication, effectuation and delivery of Global Note

Immediately before the issue of any Global Note, the Principal Paying Agent (or its agent on its behalf) or, as the case may be, the Registrar (or an agent on its behalf, shall authenticate it. Following authentication of any Global Note, the Principal Paying Agent or, as the case may be, the Registrar shall:

4.4.1
Medium term note settlement procedures: in the case of a Tranche of Notes which is not syndicated among two or more Dealers but which is intended to be cleared through a clearing system, on the Local Banking Day immediately preceding its Issue Date deliver the Global Note to the relevant depositary for Euroclear and/or Clearstream, Luxembourg (which in the case of an NGN Temporary Global Note or an NGN Permanent Global Note shall be a specified Common Safekeeper) or to the relevant depositary for such other clearing system as shall have been agreed between the Issuer and the Principal Paying Agent or, as the case may be, the Registrar and:

(a)
instruct the clearing systems to whom (or to whose depositary or Common Safekeeper) such Global Note has been delivered, to credit the underlying Notes represented by such Global Note to the securities account(s) at such clearing systems that have been notified to the Principal Paying Agent or, as the case may be, the Registrar by the Issuer, on a delivery against payment basis or, if specifically agreed between them, on a delivery free of payment basis;

(b)
in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, instruct the Common Safekeeper to effectuate the Global Note (provided that, if the Principal Paying Agent is the Common Safekeeper, the Principal Paying Agent shall effectuate the Global Note); and

4.4.2
Eurobond settlement procedures: in the case of a Tranche of Notes which is syndicated among two or more Dealers, at or about the time on the Issue Date specified in the Relevant Agreement deliver the Global Note to, or to the order of, the Mandated Dealer at such place as shall be specified in the Relevant Agreement or such other time, date and/or place as may have been agreed between the Issuer, the Mandated Dealer and the Principal Paying Agent or, as the case may be, the Registrar (provided that in the case of an NGN Temporary Global Note or an NGN Permanent Global Note it must be delivered to a specified Common Safekeeper together with instructions to the Common Safekeeper to effectuate the Global Note), against the delivery to the Principal Paying Agent (on behalf of the Issuer) of such acknowledgement of receipt as shall be agreed in writing in connection with the closing procedure for the relevant Tranche; or

4.4.3
Other settlement procedures: otherwise, at such time, on such date, deliver the Global Note to such person and in such place as may have been agreed between the Issuer and the Principal Paying Agent or, as the case may be, the Registrar (provided that in the case of an NGN Temporary Global Note or an NGN Permanent Global Note it must be delivered to a specified Common Safekeeper together with instructions to the Common Safekeeper to effectuate the Global Note).

4.5	Repayment of advance

If the Principal Paying Agent should pay an amount (an “advance”) to the Issuer in the belief that a payment has been or will be received from a Dealer, and if such payment is not received by the Principal Paying Agent on the date that the Principal Paying Agent pays the Issuer, the Issuer shall forthwith repay the unreimbursed portion of the advance (unless prior to such repayment the payment is received from the Dealer) and shall pay interest on the unreimbursed portion of such amount which shall accrue (as well after as before judgment) on the basis of a year of 365 days (366 days in the case of a leap year) in the case of an advance paid in sterling or 360 days in the case of an advance paid in any other currency and, in either case, the actual number of days elapsed from the date of payment of such advance until the earlier of (i) repayment of the advance or (ii) receipt by the Principal Paying Agent of the payment from the Dealer, and at the rate per annum quoted by the Principal Paying Agent at the time as its cost of funding the advance on normal commercial terms in accordance with usual banking practices and provided that evidence of the basis of such rate is given to the Issuer. For the avoidance of doubt the Principal Paying Agent shall not be obliged to pay any amount to or for the Issuer if it has not received satisfactory confirmation from the Relevant Dealer that it is to receive that amount.
4.6	Delivery of Permanent Global Note

The Issuer shall, in relation to each Tranche of Notes which is represented by a Temporary Global Note which is due to be exchanged for a Permanent Global Note in accordance with its terms, ensure that there is delivered to the Principal Paying Agent not less than five Local Banking Days before the relevant Temporary Global Note becomes exchangeable therefor, the Permanent Global Note (in unauthenticated (and, if applicable, uneffectuated) form, but executed by the Issuer and otherwise complete) in relation thereto unless a Master Permanent Global Note is to be used and the Issuer has provided a Master Permanent Global Note to the Principal Paying Agent pursuant to Clause 4.2 (Master Global Notes). The Principal Paying Agent shall authenticate and deliver such Permanent Global Note in accordance with the terms hereof and of the relevant Temporary Global Note and, in the case of an NGN Permanent Global Note, instruct the Common Safekeeper to effectuate the Permanent Global Note.

4.7	Delivery of Definitive Notes

The Issuer shall, in relation to each Tranche of Notes which is represented by a Global Note which is due to be exchanged for Definitive Notes in accordance with its terms, ensure that there is delivered to the Principal Paying Agent not less than ten Local Banking Days before the relevant Global Note becomes exchangeable therefor, the Definitive Notes (in unauthenticated form but executed by the Issuer and otherwise complete) in relation thereto. The Principal Paying Agent shall authenticate and deliver such Definitive Notes in accordance with the terms hereof and of the relevant Global Note.

4.8	Coupons

Where any Definitive Notes are to be delivered in exchange for a Global Note, the Principal Paying Agent shall ensure that in the case of Definitive Notes with Coupons attached, such Definitive Notes shall have attached thereto only such Coupons as shall ensure that neither loss nor gain of interest shall accrue to the bearer thereof upon such exchange.

4.9	Duties of Principal Paying Agent, Registrar and Replacement Agent

Each of the Principal Paying Agent, Registrar and the Replacement Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes or Definitive Notes (including any Coupons attached thereto), Global Registered Notes or Individual Note Certificates delivered to it in accordance with this Clause 4 and Clause 6 (Replacement Notes) and shall ensure that they (or, in the case of Master Global Notes copies thereof) are authenticated, effectuated (if applicable) and delivered only in accordance with the terms hereof, of the Conditions and, if applicable, the relevant Note. The Issuer shall ensure that each of the Principal Paying Agent, the Registrar and the Replacement Agent holds sufficient Notes, Note Certificates or

Coupons to fulfil its respective obligations under this Clause 4 and Clause 6 (Replacement Notes) and each of the Principal Paying Agent, Registrar and the Replacement Agent undertakes to notify the Issuer if it holds insufficient Notes, Note Certificates or Coupons for such purposes.

4.10	Authority to authenticate and effectuate

Each of the Principal Paying Agent, the Registrar and the Replacement Agent is authorised by the Issuer to authenticate and, if applicable, effectuate such Temporary Global Notes, Permanent Global Notes, Definitive Notes, Global Registered Notes and Individual Note Certificates as may be required to be authenticated or, as the case may be, effectuated hereunder by the signature of any of their respective officers or any other person duly authorised for the purpose by the Principal Paying Agent, Registrar or (as the case may be) the Replacement Agent.

4.11	Exchange of Temporary Global Note

On each occasion on which a portion of a Temporary Global Note is exchanged for a portion of a Permanent Global Note or, as the case may be, for Definitive Notes, the Principal Paying Agent shall:
4.11.1
CGN Temporary Global Note: in the case of a CGN Temporary Global Note, note or procure that there is noted on the Schedule to the CGN Temporary Global Note the aggregate principal amount thereof so exchanged and the remaining principal amount of the CGN Temporary Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged) and shall procure the signature of such notation on its behalf; and

4.11.2
NGN Temporary Global Note: in the case of an NGN Temporary Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 5 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the aggregate principal amount thereof so exchanged and the remaining principal amount of the NGN Temporary Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged).

The Principal Paying Agent shall cancel or procure the cancellation of each Temporary Global Note against surrender of which full exchange has been made for a Permanent Global Note or Definitive Notes or, in the case of an NGN Temporary Global Note exchangeable for an NGN Permanent Global Note, instruct the Common Safekeeper to destroy such NGN Temporary Global Note.

4.12	Exchange of Permanent Global Note

On each occasion on which a portion of a Permanent Global Note is exchanged for Definitive Notes, the Principal Paying Agent shall:

4.12.1
CGN Permanent Global Note: in the case of a CGN Permanent Global Note, note or procure that there is noted on the Schedule to the CGN Permanent Global Note the aggregate principal amount thereof so exchanged and the remaining principal amount of the CGN Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged) and shall procure the signature of such notation on its behalf; and

4.12.2
NGN Permanent Global Note: in the case of an NGN Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 5 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the aggregate principal amount thereof so exchanged and the remaining principal amount of the NGN Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged).

The Principal Paying Agent shall cancel or procure the cancellation of each Permanent Global Note against surrender of which full exchange has been made for Definitive Notes.

4.13	Exchange of Global Registered Note for Individual Note Certificates

If the Global Registered Note becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall authenticate and deliver to each person designated by a Clearing System an Individual Note Certificate in accordance with the terms of this Agreement and the Global Registered Note.

4.14	Delivery of Coupon sheets by Issuer

The Issuer shall, in relation to any Definitive Notes to which a Talon is attached upon the initial delivery thereof, on each occasion on which a Talon becomes exchangeable for further Coupons, not less than five Local Banking Days before the date on which the final Coupon comprised in any Coupon sheet (which includes a Talon) matures (the “Talon Exchange Date”), ensure that there is delivered to the Principal Paying Agent such number of Coupon sheets as may be required in order to enable the Paying Agents to fulfil their obligation under Clause 4.15 (Delivery of Coupon sheets by Paying Agents).

4.15	Delivery of Coupon sheets by Paying Agents

The relevant Paying Agent shall, against the presentation and surrender of any Talon, on or after the Talon Exchange Date in respect of such Talon, deliver a Coupon sheet provided, however, that if any Talon is presented and surrendered for exchange to a Paying Agent and the Replacement Agent has delivered a replacement therefor such Paying Agent shall forthwith notify the Issuer of such presentation and surrender and shall not exchange against the same unless and until it is so instructed by the Issuer. After making such exchange, the Paying Agent shall cancel each Talon surrendered to it and in respect of which a Coupon sheet shall have been delivered and shall (if such

Paying Agent is not the Principal Paying Agent) deliver the same to the Principal Paying Agent.
4.16	Changes in Dealers

The Issuer undertakes to notify the Principal Paying Agent and the Registrar of any changes in the identity of the Dealers appointed generally in respect of the Programme and the Principal Paying Agent agrees to notify the other Agents thereof as soon as reasonably practicable thereafter.

4.17	Election of Common Safekeeper

The Issuer hereby authorises and instructs the Principal Paying Agent to elect an ICSD to be Common Safekeeper for each issue of an NGN Temporary Global Note or an NGN Permanent Global Note in relation to which one of the ICSDs must be Common Safekeeper. From time to time, the Issuer and the Principal Paying Agent may agree to vary this election. The Issuer acknowledges that in connection with the election of either of the ICSDs as Common Safekeeper any such election is subject to the right of the ICSDs to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Principal Paying Agent in respect of any such election made by it.

5.	TRANSFERS OF REGISTERED NOTES

5.1	Maintenance of the Register

The Registrar shall maintain in relation to the Registered Notes a register (the “Register”), which shall be kept at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Issuer and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of Note Certificates, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

5.2	Registration of Transfers in the Register

The Registrar shall receive requests for the transfer of Registered Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

5.3	Transfer Agents to receive requests for Transfers of Registered Notes

Each of the Transfer Agents shall receive requests for the transfer of Registered Notes in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

5.3.1	the aggregate principal amount of the Registered Notes to be transferred;

5.3.2	the name(s) and addresses to be entered on the Register of the Holder(s) of the new Note Certificate(s) to be issued in order to give effect to such transfer; and

5.3.3	the place and manner of delivery of the new Note Certificate(s) to be delivered in respect of such transfer, and shall forward the Note Certificate(s) relating to the Registered Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

6.	REPLACEMENT NOTES

6.1	Delivery of replacements

Subject to receipt of sufficient Temporary Global Notes, Permanent Global Notes, Definitive Notes, Coupons, Global Registered Notes and Individual Note Certificates in accordance with Clause 4.9 (Duties of Principal Paying Agent, Registrar and Replacement Agent), the Replacement Agent shall, upon and in accordance with the instructions (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity) of the Issuer but not otherwise, authenticate (if necessary) and deliver a Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate, as the case may be, as a replacement for any of the same which has been mutilated or defaced or which has or has been alleged to have been destroyed, stolen or lost provided, however, that:

6.1.1
Surrender or destruction: no Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate, as the case may be, shall be delivered as a replacement for any of the same which has been mutilated or defaced otherwise than against surrender of the same or, in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, appropriate confirmation of destruction from the Common Safekeeper; and

6.1.2	Effectuation: any replacement NGN Temporary Global Note or NGN Permanent Global Note shall be delivered to the Common Safekeeper together with instructions to effectuate it.

The Replacement Agent shall not issue a replacement for any of the same until the applicant has furnished the Replacement Agent with such evidence and indemnity as the Issuer and/or the Replacement Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2	Replacements to be numbered

Each replacement Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate delivered hereunder shall bear a unique certificate or (as the case may be) serial number.

6.3	Cancellation of mutilated or defaced Notes

The Replacement Agent shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate surrendered to it and in respect of which a replacement has been delivered.

6.4	Notification

The Replacement Agent shall notify the Issuer and the other Agents of the delivery by it in accordance herewith of any replacement Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate specifying the serial number thereof and the certificate or (as the case may be) serial number (if any and if known) of the Note which it replaces and confirming (if such be the case) that the Note which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 6.5 (Destruction).

6.5	Destruction

Unless the Issuer instructs otherwise, the Replacement Agent shall destroy each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate surrendered to and cancelled by it and in respect of which a replacement has been delivered and shall furnish the Issuer with a certificate as to such destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note, Permanent Global Note, Definitive Notes (distinguishing between different denominations), in numerical sequence and the total number by payment or maturity date of Coupons (distinguishing Talons), Global Registered Note or Individual Note Certificates, so destroyed. In the case of an NGN Temporary Global Note or an NGN Permanent Global Note which has been destroyed by the Common Safekeeper, the Replacement Agent shall furnish the Issuer with a copy of the confirmation of destruction received by it from the Common Safekeeper.

7.	PAYMENTS TO THE PRINCIPAL PAYING AGENT

7.1	Issuer to pay Principal Paying Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Principal Paying Agent, for value by not later than 10.00 a.m. Local Time on the day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

7.2	Manner and time of payment

Each amount payable by the Issuer under Clause 7.1 (Issuer to pay Principal Paying Agent) shall be paid unconditionally by credit transfer in the currency in which the Notes of the relevant Series are denominated or, if different, payable and in immediately available, freely transferable, cleared funds not later than 10.00 a.m. (Local Time) on the relevant day to such account with such bank as the Principal Paying Agent may from time to time by notice to the Issuer (with a copy to the Trustee) have specified for the purpose. The Issuer shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 7.1 (Issuer to pay Principal Paying Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Principal Paying Agent the payment instructions relating to such payment.

7.3	Exclusion of liens and interest

The Principal Paying Agent shall be entitled to deal with each amount paid to it under this Clause 7 in the same manner as other amounts paid to it as a banker by its customers provided, however, that:

7.3.1	Liens: it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

7.3.2	Interest: it shall not be liable to any person for interest thereon.
7.4	Extension of Credit

If the Principal Paying Agent agrees to extend credit to the Issuer it will do so on its usual terms as to interest and other charges, unless other terms have been agreed.

7.5	Application by Principal Paying Agent

The Principal Paying Agent shall apply each amount paid to it hereunder in accordance with Clause 8 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 15 (Prescription) or otherwise ceases in accordance with the Conditions, in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer to such account with such bank as the Issuer has by notice to the Principal Paying Agent specified for the purpose.

7.6	Failure to confirm payment instructions

If the Principal Paying Agent has not:
7.6.1
Notification: by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 7.1 (Issuer to pay Principal Paying Agent), received notification of the relevant payment confirmation referred to in Clause 7.2 (Manner and time of payment); or

7.6.2	Payment: by 10.00 a.m. (Local Time) on the due date of any payment received the full amount payable under Clause 7.1 (Issuer to pay Principal Paying Agent),

it shall forthwith notify the Issuer, the Trustee and the Paying Agents thereof. If the Principal Paying Agent subsequently receives notification of such payment instructions or payment of the amount due, it shall forthwith notify the Issuer, the Trustee and the Paying Agents thereof.

8.	PAYMENTS TO NOTEHOLDERS

8.1	Payments by Paying Agents

The Principal Paying Agent or each other Paying Agent acting through its respective Specified Office shall make payments of interest or, as the case may be, principal in respect of Notes in accordance with the Conditions applicable thereto (and, in the case of a Temporary Global Note, a Permanent Global Note, or a Global Registered Note, the terms thereof) provided, however, that:

8.1.1
Replacements: if any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

8.1.2	No obligation: a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:
(a)
in the case of the Principal Paying Agent, it considers in its sole discretion, it has not received the full amount to satisfy all claims in respect of any payment due to it under Clause 7.1 (Issuer to pay Principal Paying Agent); or

(b)	in the case of any other Paying Agent:
(i)
it has been notified in accordance with Clause 7.6 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)
it is not able to establish that the Principal Paying Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuer to pay Principal Paying Agent);

8.1.3	Cancellation: each Paying Agent shall:
(a)
cancel or procure the cancellation of each Temporary Global Note, Permanent Global Note, Definitive Note (in the case of early redemption, together with such unmatured Coupons or unexchanged Talons as are attached to or are surrendered with it at the time of such redemption), or, as the case may be, Coupon against surrender of which it has made full payment and shall (if such Paying Agent is not the Principal Paying Agent) deliver or procure the delivery of each Temporary Global Note, Permanent Global Note, Definitive Note (together with as aforesaid) or Coupon so cancelled by it to the Principal Paying Agent and, in the case of full payment in respect of an NGN Temporary Global Note or an NGN Permanent Global Note, the Principal Paying Agent shall instruct the Common Safekeeper to destroy the relevant Global Note;

(b)
cancel or procure the cancellation of each Global Registered Note or Individual Note Certificate against surrender of which it has made full payment and shall deliver or procure the delivery of each Global Registered Note or Individual Note Certificate so cancelled to the Registrar; and

8.1.4
Recording of payments: upon any payment being made in respect of the Notes represented by a Temporary Global Note or a Permanent Global Note, the relevant Paying Agent or, as the case may be, the Registrar shall:

(a)
in the case of a CGN Temporary Global Note or a CGN Permanent Global Note, enter or procure that there is entered on the Schedule thereto (or, in the absence of a Schedule, on the face thereof) the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Notes represented by such Global Note (which shall be the previous principal amount less the principal amount in respect of which payment has then been paid) and shall procure the signature of such notation on its behalf; and

(b)
in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 5 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Notes represented by such Global Note (which shall be the previous principal amount less the principal amount in respect of which payment has then been paid).

8.2
Withholding taxes: notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted. If the Issuer is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties, assessments or government charges, it shall give notice of such fact to the Agent as soon as practicable after it becomes aware of such requirement and shall give to the Agent such information as the Agent shall reasonably request to enable it to comply with such requirement.

8.3	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.4	Reimbursement by Principal Paying Agent

If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):
8.4.1
Notification: it shall notify the Principal Paying Agent and, in the case of a Global Registered Note or an Individual Note Certificate, the Registrar of the amount so paid by it, the certificate or serial number (if any) of the Temporary Global Note, Permanent Global Note, Definitive Note, or Coupon, Global Registered Note or Individual Note Certificate against presentation or surrender of which payment of principal or interest was made and (if applicable) the number of Coupons by maturity against which payment of interest was made; and

8.4.2
Payment: subject to and to the extent of compliance by the Issuer with Clause 7.1 (Issuer to pay Principal Paying Agent) (whether or not at the due time), the Principal Paying Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuer to pay Principal Paying Agent), by credit transfer in immediately available, freely transferable, cleared funds to such account with such bank as such Paying Agent may by notice to the Principal Paying Agent have specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.5	Appropriation by Principal Paying Agent

If the Principal Paying Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuer to pay Principal Paying Agent) an amount equal to the amount so paid by it.

8.6	Reimbursement by Issuer

Subject to sub-clauses 8.1.1 and 8.1.2 of Clause 8.1 (Payments by Paying Agents) if any Paying Agent makes a payment in respect of Notes at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Clause 7.1 (Issuer to pay Principal Paying Agent), and the Principal Paying Agent is not able out of the funds received by it under Clause 7.1 (Issuer to pay Principal Paying Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 8.4 (Reimbursement by the Principal Paying Agent) or appropriation under Clause 8.5 (Appropriation by the Principal Paying Agent)), the Issuer shall from time to time on demand pay to the Principal Paying Agent for the account of such Paying Agent:

8.6.1	Unfunded amount: the amount so paid out by such Paying Agent and not so reimbursed to it; and

8.6.2	Funding cost: interest calculated in accordance with Clause 8.7 on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;
provided, however, that any payment made under sub-clause 8.6.1 (Unfunded amount) shall satisfy pro tanto the Issuer’s obligations under Clause 7.1 (Issuer to pay Principal Paying Agent).

8.7	Interest

Interest shall accrue for the purpose of sub-clause 8.6.2 (Funding cost) (as well after as before judgment) on the basis of a year of 365 days (366 days in the case of a leap year) in the case of an amount paid in sterling or 360 days in the case of an amount paid in any other currency and, in either case, the actual number of days elapsed and at the rate per annum which is the rate per annum specified by the Principal Paying Agent as reflecting its cost on normal commercial terms and in accordance with usual banking practice, of funds for the time being in relation to the unpaid amount until receipt in full by the Agent of the unpaid amount.

8.8	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate presented or surrendered for payment to or to the order of that Paying Agent, such Paying Agent shall:

8.8.1
Endorsement: in the case of a CGN Temporary Global Note, CGN Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate endorse thereon a statement indicating the amount and date of such payment; and

8.8.2
ICSDs’ records: in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 5 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such partial payments.

8.9	Agents to act for Trustee

If any Event of Default occurs, the Agents shall, if so required by notice given by the Trustee to the Issuer and the Agents (or such of them as are specified by the Trustee):
8.9.1
act thereafter, until otherwise instructed by the Trustee, as agents of the Trustee (on the terms mutatis mutandis contained herein) in relation to payments and calculations to be made by or on behalf of the Trustee under the Trust Deed (save that the Trustee’s liability for the indemnification, remuneration and payment of out-of-pocket expenses of any of the Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes, Coupons and Talons and all sums, documents and records held by them in respect of the Notes, (and any Coupons or Talons, if applicable) on behalf of the Trustee; and/or

8.9.2
deliver up all Notes (and any Coupons or Talons, if applicable), and all sums, documents and records held by them in respect of the Notes, Coupons and Talons to the Trustee or as the Trustee shall direct in such notice; provided, however, that such notice shall not be deemed to apply to any document or record which any Agent is obliged not to release by any law or regulation.

9.	MISCELLANEOUS DUTIES OF THE PAYING AGENTS

9.1	Records

The Principal Paying Agent or, as the case may be, the Registrar shall:
9.1.1
Records: separately in respect of each Series of Notes, maintain a record of, in the case if the Principal Paying Agent, all Temporary Global Notes, Permanent Global Notes, Definitive Notes, Coupons and, in the case of the Registrar, all Note Certificates delivered hereunder and of their redemption, payment, exchange, cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement provided, however, that no record need be maintained of the serial numbers of Coupons (save insofar as that a record shall be maintained of the serial numbers of unmatured Coupons and/or unexchanged Talons missing at the time of redemption or other cancellation of the relevant Definitive Notes and, in the case of Coupons, of any subsequent payments against such Coupons) and shall send forthwith to the other Paying Agents a list of any unmatured Coupons and/or unexchanged Talons missing upon redemption of the relevant Definitive Note;

9.1.2
Certifications: separately in respect of each Series of Notes, maintain a record of all certifications received by it in accordance with the provisions of any Temporary Global Note and all certifications received by it in accordance with Clause 9.3 (Cancellation);

9.1.3	Inspection: make such records available for inspection at all reasonable times by the Issuer, the other Agents and the Trustee.
9.2	Information from Paying Agents

The Paying Agents shall make available to the Principal Paying Agent and the Registrar such information as may reasonably be required for:
9.2.1	the maintenance of the records referred to in Clause 9.1 (Records); and

9.2.2	the Principal Paying Agent to perform the duties set out in Schedule 5 (Duties under the Issuer-ICSDs Agreement).
9.3	Cancellation

The Issuer may from time to time deliver to the Principal Paying Agent, Definitive Notes and unmatured Coupons appertaining thereto and to the Registrar, Note Certificates of which it, or any of its Subsidiaries is the Holder for cancellation, whereupon the Principal Paying Agent or, as the case may be, Registrar shall cancel the same and, if applicable, make the corresponding entries in the Register. In addition, the Issuer may from time to time:

9.3.1
Principal Paying Agent: procure the delivery to the Principal Paying Agent of a CGN Temporary Global Note or a CGN Permanent Global Note with instructions to cancel a specified aggregate principal amount of Notes represented thereby (which instructions shall be accompanied by evidence satisfactory to the Principal Paying Agent that the Issuer is entitled to give such instructions whereupon the Principal Paying Agent shall note or procure that there is noted on the Schedule to such CGN Temporary Global Note or (as the case may be) CGN Permanent Global Note the aggregate principal amount of Notes so to be cancelled and the remaining principal amount thereof (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf; or

9.3.2
ICSDs: instruct the Principal Paying Agent to cancel a specified aggregate principal amount of Notes represented by an NGN Temporary Global Note or an NGN Permanent Global Note (which instructions shall be accompanied by evidence satisfactory to the Principal Paying Agent that the Issuer is entitled to give such instructions) whereupon the Principal Paying Agent shall instruct the ICSDs (in accordance with the provisions of Schedule 5 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such cancellation.

9.4	Definitive Notes and Coupons in issue

As soon as practicable (and in any event within three months) after each interest or other payment date in relation to any Series of Notes, after each date on which Notes are cancelled in accordance with Clause 9.3 (Cancellation), and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Principal Paying Agent shall notify the Issuer, the other Paying Agents and the Trustee (on the basis of the information available to it and distinguishing between the Notes of each Series) of the number of any Definitive Notes and/or the number of Coupons (by reference to maturity) against presentation or surrender of which payment has been made and of the number of any Definitive Notes (distinguishing between different denominations) or, as the case may be, Coupons which have not yet been presented or surrendered for payment.

9.5	Note Certificates in issue

As soon as practicable (and in any event within three months) after each date on which Notes fall due for redemption, the Registrar shall notify the Issuer of the serial numbers and principal amount of any Note Certificates against surrender of which payment has been made and of the serial numbers and principal amount of any Note Certificates (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

9.6	Destruction

The Principal Paying Agent or, as the case may be, the Registrar:
9.6.1
Cancelled Notes: must destroy each Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate cancelled by it (or cancelled by another Paying Agent or Replacement Agent and delivered to it) in accordance with Clause 4.11 (Exchange of Temporary Global Note), Clause 4.12 (Exchange of Permanent Global Note), Clause 4.15 (Delivery of Coupon sheets by Paying Agents), Clause 6.3 (Cancellation of mutilated or defaced Notes) or sub-clause 8.1.3 (Payments by Paying Agents - Cancellation) or Clause 9.3 (Cancellation), in which case it shall furnish the Issuer with a certificate as to such destruction distinguishing between the Notes of each Series and specifying the certificate or serial numbers of the Temporary Global Note, Permanent Global Note, Definitive Notes, Global Registered Note and Individual Note Certificates in numerical sequence (and, in the case of Definitive Notes, containing particulars of any unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith) and the total number by payment or maturity date of Coupons (distinguishing Talons) so destroyed;

9.6.2
Destruction by Common Safekeeper: must instruct the Common Safekeeper to destroy each NGN Temporary Global Note and NGN Permanent Global Note in accordance with Clause 4.11 (Exchange of Temporary Global Note) or

Clause 8.1 (Payments by Paying Agents) in which case, upon receipt of confirmation of destruction from the Common Safekeeper, the Principal Paying Agent shall furnish the Issuer with a copy of such confirmation (provided that, if the Principal Paying Agent is the Common Safekeeper, the Principal Paying Agent shall destroy each NGN Temporary Global Note and NGN Permanent Global Note in accordance with Clause 4.11 (Exchange of Temporary Global Note) or Clause 8.1 (Payments by Paying Agents) and furnish the Issuer with confirmation of such destruction); and

9.6.3
Notes electronically delivered to the Common Safekeeper: where it has delivered any authenticated Global Note to a Common Safekeeper for effectuation using electronic means, is authorised and instructed to destroy the authenticated Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Global Note has been effectuated.

9.7	Voting Certificates and Block Voting Instructions

Each Paying Agent shall, at the request of the Holder of any Bearer Note held in a clearing system, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed (except that it shall not be required to issue the same less than forty-eight hours before the time fixed for any Meeting therein provided for) and shall perform and comply with the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed. Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and will give to the Issuer not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such meeting or adjourned Meeting.

9.8	Forms of Proxy and Block Voting Instructions

The Registrar shall, at the request of the Holder of any Registered Note held in a clearing system, issue Forms of Proxy and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed except that it shall not be required to issue the same less than forty-eight hours before the time fixed for any Meeting therein provided for) and shall perform and comply with the provisions of Schedule 4 (Provisions for Meetings of Noteholders) to the Trust Deed. The Registrar shall keep a full record of Forms of Proxy and Block Voting Instructions issued by it and will give to the Issuer not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting full particulars of all Forms of Proxy and Block Voting Instructions issued by it in respect of such meeting or adjourned Meeting.

9.9	Provision of documents
9.9.1	The Issuer shall provide to the Principal Paying Agent (for distribution among the Paying Agents) and the Registrar:
(a)	Specimens: at the same time as it is required to deliver any Definitive Notes pursuant to Clause 4.7 (Delivery of Definitive Notes), specimens of such Notes;

(b)
Documents for inspection: sufficient copies of all documents required to be available for inspection as provided in the Base Prospectus or Drawdown Prospectus (as the case may be) or, in relation to any Notes, the Conditions; and

(c)
Tax redemption: in the event that the provisions of Condition 10(b) (Redemption for tax reasons) and Condition 10(c) (Special tax redemption of Bearer Notes) become relevant in relation to any Notes, the documents required thereunder;

9.9.2
The Registrar shall provide the Principal Paying Agent with all such information as the Principal Paying Agent may reasonably require in order to perform the obligations set out in Clause 9.12 (Notifications and filings) hereof.

9.10	Documents available for inspection

Each of the Paying Agents and the Registrar shall make available for inspection during normal business hours at its Specified Office such documents as may be specified as so available at the specified office of such agent in the Base Prospectus or Drawdown Prospectus (as the case may be) or, in relation to any Notes, the Conditions, or as may be required by any listing authority, stock exchange and/or quotation system by which any Notes may from time to time be admitted to listing, trading and/or quotation.

9.11	Deposit of Trust Deed

The Principal Paying Agent and the Registrar acknowledge that a duly executed original of the Trust Deed has been deposited with and is held by it to the exclusion of the Issuer and that each Noteholder (as defined in the Trust Deed) is entitled to production of such original. The Principal Paying Agent shall provide, at the request and expense of each Noteholder (as defined in the Trust Deed), a certified copy of the Trust Deed.

9.12	Notifications and filings

The Issuer and the Relevant Dealer(s) (in the latter case, in accordance with their express obligations under the terms of the Dealer Agreement or a Relevant Agreement only) shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.
9.13	Forwarding of notices

The Principal Paying Agent, or as the case may be, the Registrar shall immediately notify the Issuer of any notice delivered to it declaring any Note due and payable by reason of an Event of Default or requiring any breach of any provision of this Agreement or the Conditions applicable to any Tranche of Notes to be remedied.

9.14	Publication of notices

The Principal Paying Agent, or as the case may be, the Registrar shall, upon and in accordance with the instructions of the Issuer and/or the Trustee but not otherwise, arrange for the publication in accordance with the Conditions of any notice which is to be given to the Holders of any Notes and shall supply a copy thereof to each other Paying Agent and the Trustee.

9.15	Issuer-ICSDs Agreement

The Principal Paying Agent shall comply with the provisions set out in Schedule 5 (Duties under the Issuer-ICSDs Agreement).

10.	EARLY REDEMPTION AND EXERCISE OF OPTIONS

10.1	Exercise of call or other option

If the Issuer intends (other than consequent upon an Event of Default) to redeem all or any of the Notes prior to their stated maturity date or to exercise any other option under the Conditions, it shall, not less than 14 days prior to the latest date for the publication of the notice of redemption or of exercise of such option required to be given to the Holders of any Notes, give notice of such intention to the Principal Paying Agent stating the date on which such Notes are to be redeemed or such option is to be exercised.

10.2	Exercise of put option

Each Paying Agent shall make available to Noteholders during the period specified in Condition 10(f) (Redemption at the option of Noteholders) for the deposit of Put Option Notices forms of Put Option Notice upon request during usual business hours at its Specified Office. Upon receipt by a Paying Agent of a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Definitive Notes, or Individual Note Certificates, such Definitive Notes and Individual Note Certificates in accordance with Condition 10(f) (Redemption at the option of Noteholders), such Paying Agent shall notify the Issuer and (in the case of a Paying Agent other than the Principal Paying Agent) the Principal Paying Agent thereof indicating the certificate or serial numbers (if any) and principal amount of the Notes in respect of which the Put Option is exercised. Any such Paying Agent with which a Definitive Note or

Individual Note Certificate is deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder and shall hold such Definitive Note or Individual Note Certificate on behalf of the depositing Noteholder (but shall not, save as provided below or in the Conditions, release it) until the Optional Redemption Date (Put), when it shall present such Definitive Note or Individual Note Certificate to itself for payment of the redemption moneys therefor and interest (if any) accrued to such date in accordance with the Conditions and Clause 8 (Payments to Noteholders) and pay such amounts in accordance with the directions of the Noteholder contained in the Put Option Notice; provided, however, that if, prior to the Optional Redemption Date (Put), such Definitive Note or Notes evidenced by such Individual Note Certificate become immediately due and payable or upon due presentation of such Definitive Note or Individual Note Certificate payment of such redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall, in the case of a Definitive Note, hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt and in the case of an Individual Note Certificate, mail such Individual Note Certificate by uninsured post to, and at the risk of, the Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice. For so long as any outstanding Definitive Note is held by a Paying Agent in accordance with the preceding sentence, the depositor of the relevant Definitive Note, and not the relevant Paying Agent, shall be deemed to be the bearer of such Definitive Note for all purposes. Any Paying Agent which receives a Put Option Notice in respect of Notes represented by a Permanent Global Note or a Global Registered Note shall make payment of the relevant redemption moneys and interest accrued to the Optional Redemption Date (Put) in accordance with the Conditions, Clause 8 (Payments to Noteholders) and the terms of the Permanent Global Note or Global Registered Note, as the case may be.

10.3	Details of exercise

At the end of any applicable period for the exercise of such option or, as the case may be, not later than 7 days after the latest date for the exercise of such option in relation to a particular date, each Paying Agent shall:

10.3.1
in the case of the exercise of an option in respect of a Permanent Global Note or a Definitive Note, promptly notify the Principal Paying Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their certificate or, as the case may be, serial numbers and the Principal Paying Agent shall promptly notify such details to the Issuer; and

10.3.2
in the case of the exercise of an option in respect of a Global Registered Note or an Individual Note Certificate, promptly notify the Registrar of the principal amount of the Notes in respect of which such option has been exercised with it together with their certificate or, as the case may be, serial numbers and the Registrar shall promptly notify such details to the Issuer.
11.	APPOINTMENT AND DUTIES OF THE CALCULATION AGENT

11.1	Appointment

The Issuer appoints the Principal Paying Agent at its specified office as Calculation Agent in relation to each Series of Notes in respect of which it is named as such in the relevant Final Terms or Drawdown Prospectus (as the case may be) for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

11.2	Acceptance of appointment

The Principal Paying Agent accepts its appointment as Calculation Agent in relation to each Series of Notes in respect of which it agrees to be named as such in the relevant Final Terms or Drawdown Prospectus (as the case may be) and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto. The Principal Paying Agent acknowledges and agrees that it shall be named in the relevant Final Terms or Drawdown Prospectus (as the case may be) as Calculation Agent in respect of each Series of Notes unless the Dealer (or one of the Dealers) through whom such Notes are issued has agreed with the Issuer to act as Calculation Agent or the Issuer otherwise agrees to appoint another institution as Calculation Agent.

11.3	Calculations and determinations

The Calculation Agent shall in respect of each Series of Notes in relation to which it is appointed as such:
11.3.1
Determinations: obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions; and

11.3.2
Records: maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such records available for inspection at all reasonable times by the Issuer and the Agents.

12.	FEES AND EXPENSES

12.1	Fees

The Issuer shall pay to the Principal Paying Agent for account of the Agents (other than the Calculation Agent) such fees as may have been agreed between the Issuer and the Principal Paying Agent and recorded in a letter dated 10 March 2009 from the Principal Paying Agent to the Issuer in respect of the services of the Agents (other than the Calculation Agent) hereunder (plus any applicable value added tax). The Issuer shall pay to any Calculation Agent such fees as may be agreed between the Issuer and such Calculation Agent in respect of its services hereunder (plus any applicable value added tax).
12.2	Front-end expenses

The Issuer shall on demand reimburse the Principal Paying Agent and each other Agent for any reasonably incurred out-of-pocket expenses (including reasonable legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax), other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 12.1 (Fees).

12.3	Fees not to be abated

The fees, commissions and expenses payable to the Principal Paying Agent for services rendered and the performance of its obligations under the Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Principal Paying Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Principal Paying Agent with or for the Issuer.

12.4	Taxes

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent is appointed as agent hereunder, and the Issuer shall indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which an Agent may incur or which may be made against it as a result or arising out of or in relation to the Issuer’s failure to pay or delay in paying any of the same. All payments by the Issuer under this Clause 12 or Clause 13.3 (Indemnity) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States of America or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

13.	TERMS OF APPOINTMENT

13.1
Each of the Paying Agents, the Registrar, the Transfer Agents, the Replacement Agents and (in the case of sub-clauses 13.1.7 (Genuine documents), 13.1.8 (Lawyers) and 13.1.9 (Expense or liability), each Calculation Agent) may, in connection with its services hereunder:

13.1.1
Communications: treat a telephone, facsimile or e-mail communication from a person purporting to be (and who, the Agent believes in good faith to be) an authorised representative of the Issuer named in a list of authorised persons provided by the Issuer to the Agent for such purpose as sufficient instructions and authority of the Issuer for the Agent to act;

13.1.2
Compliance actions: be entitled to take any action or to refuse to take any action which the Agent reasonably regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system;

13.1.3
Other transactions with the Issuer: become the owner of, and/or acquire any interest in, any Notes, Coupons or Talons with the same rights that it or he would have had if the Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Notes or Coupons or other obligations of the Issuer, as freely as if the Agent were not appointed under this Agreement, provided that the express terms of this Agreement are not thereby affected;

13.1.4
Entitlement to act in Agent’s own self-interest: be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transaction without regard to the interests of the Issuer and notwithstanding that the same may be contrary or prejudicial to the interests of the Issuer and shall not be responsible for any loss or damage occasioned to the Issuer thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith. In acting under this Agreement and in connection with the Notes and the Coupons each Agent shall act solely as an agent of the Issuer and/or the Trustee and will not assume any obligation or responsibility towards or relationship of agency or trust for or with any of the owners or Holders of the Notes, Receipts, Coupons or Talons or any other third party;

13.1.5
Absolute owner: except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to Clause 8.1 (Payments by Paying Agents), treat the Holder of any Note or Coupon as the absolute owner thereof and make payments thereon accordingly;
13.1.6	Correct terms: assume that the terms of each Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate as issued are correct;

13.1.7
Genuine documents: rely upon any instruction, request or order from the Issuer or any document which it reasonably believes to be genuine and to have been delivered by the proper party or parties upon written instructions from the Issuer;

13.1.8
Lawyers: engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent, Registrar, Transfer Agent, Replacement Agent or, as the case may be, such Calculation Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith); and

13.1.9
Expense or liability: treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

13.2	Extent of Duties

Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall:
13.2.1
Fiduciary duty: be under any fiduciary duty or other obligation (including without limitation duties or obligations of an equitable nature) towards or have any relationship of agency or trust for or with any person other than the Issuer;

13.2.2	Validity: be responsible to anyone with respect to the validity of this Agreement or the Notes or Coupons.

13.2.3
Default: have any duty or responsibility in the case of any default by the Issuer in the performance of its obligations under the Conditions save where such wilful default was directly caused by the default of the Agent in complying with its obligations specifically set out under this Agreement.

13.2.4
Enforceability of any Notes: be responsible for or liable in respect of the legality, validity or enforceability of any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate or any act or omission of any other person (including, without limitation, any other Agent).

13.3	Indemnity
13.3.1
The Issuer shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (together, “Losses”) (including, without limitation, legal fees, charges and expenses (together “Expenses”) and any applicable value added tax reasonably and properly, paid and incurred in disputing or defending any Losses) which the Agent may incur or which may be made against the Agent as a result of or in connection with the Agent’s appointment or the exercise of its powers or duties under this Agreement otherwise than by reason of its own negligence or wilful default or fraud, or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

13.3.2
Each Agent shall indemnify the Issuer against any Losses (including, without limitation, any Expenses, and any applicable value added tax, reasonably and properly paid and incurred in disputing or defending any Losses) which the Issuer may incur or which may be made against the Issuer as a result of or in connection with the Agent’s appointment or the exercise of the Agent’s powers or duties under this Agreement otherwise than by reason of its own negligence or wilful default or fraud, or that of its officers, directors or employees or the breach by it of the terms of this agreement. For the avoidance of doubt the Agent’s liability under this Clause 13.3.2 shall be limited in the manner set out in Clause 15.

13.3.3	The indemnity set out in Clauses 13.3.1 and 13.3.2 above shall survive any termination of this Agreement or the removal or resignation of any Agent.
14.	CHANGES IN AGENTS

14.1	Resignation

Any Agent may resign its appointment as the agent of the Issuer hereunder and/or in relation to any Series of Notes upon the expiration of not less than 90 days’ notice to that effect by such Agent to the Issuer (with a copy to the Trustee and, in the case of an Agent other than the Principal Paying Agent, to the Principal Paying Agent and in the case of an Agent other than the Registrar, to the Registrar) provided, however, that:

14.1.1
Payment date: if in relation to any Series of Notes any such resignation which would otherwise take effect less than 90 days before or after the maturity date or other date for redemption of such Series or any interest or other payment date in relation to any such Series it shall not take effect, in relation to such Series only, until the ninetieth day following such date; and

14.1.2
Successors: in respect of any Series of Notes, in the case of the Principal Paying Agent, the Registrar, the Calculation Agent or the Required Agent, such resignation shall not be effective until a successor thereto has been appointed by the Issuer as its agent in relation to such Series of Notes in accordance with Clause 14.4 (Additional and successor agents) or in accordance with Clause 14.5 (Agents may appoint successors) and notice of such appointment has been given in accordance with the Conditions.
14.2	Revocation

The Issuer may (with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed)) revoke its appointment of any Agent as its agent hereunder and/or in relation to any Series of Notes by not less than thirty days’ notice to that effect to such Agent (with a copy, in the case of an Agent other than the Principal Paying Agent, to the Principal Paying Agent and in the case of an Agent other than the Registrar, to the Registrar) provided, however, that in respect of any Series of Notes, in the case of the Principal Paying Agent, the Registrar, the Calculation Agent or any Required Agent, such revocation shall not be effective until a successor thereto has been appointed by the Issuer as its agent in relation to such Series of Notes and notice of such appointment has been given in accordance with the Conditions.

14.3	Automatic termination

The appointment of any Agent shall terminate forthwith if:
14.3.1	Incapacity: such Agent becomes incapable of acting;

14.3.2	Receiver: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;

14.3.3	Insolvency: such Agent becomes insolvent or becomes unable to pay its debts as they fall due;

14.3.4	Liquidator: an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);

14.3.5
Composition: such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

14.3.6	Winding-up: an order is made or an effective resolution is passed for the winding-up of such Agent; or

14.3.7	Analogous event: any event occurs which has an analogous effect to any of the foregoing.

Additionally, if at any time the Issuer reasonably believes any of the events listed in this Clause 14.3 is imminent with respect to an Agent, then the Issuer (at the Issuer’s expense) may remove such Agent with immediate effect, provided that the Issuer has first identified a successor (as defined below) and the successor has accepted its appointment under this Agreement.

If the appointment of the Principal Paying Agent, Registrar, Calculation Agent or any Required Agent is terminated in accordance with this Clause 14.3, the Issuer shall forthwith appoint a successor in accordance with Clause 14.4 (Additional and successor agents). As soon as practicable following such termination, such Agent shall transfer all monies held by it for payment of principal and/or interest on Notes, or otherwise for the account of Noteholders, to such successor or as the Issuer may otherwise direct.

14.4	Additional and successor agents

The Issuer may (with the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed)) appoint a successor Principal Paying Agent, registrar or calculation agent and additional or successor paying agents and transfer agents and shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders, whereupon the Issuer, the continuing Agents, the Trustee and the additional or successor principal paying agent, registrar, calculation agent, paying agent or transfer agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

14.5	Agents may appoint successors

If the Principal Paying Agent, Registrar Calculation Agent or any Required Agent gives notice of its resignation in accordance with Clause 14.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 14.4 (Additional and successor agents), the Principal Paying Agent or (as the case may be), Registrar, Calculation Agent or Required Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Trustee, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Agents, the Trustee and the Noteholders, whereupon the Issuer, the remaining Agents, the Trustee and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

14.6	Release

Upon any resignation or revocation taking effect under Clause 14.1 (Resignation) or 14.2 (Revocation) or any termination taking effect under Clause 14.3 (Automatic termination), the relevant Agent shall:

14.6.1
Discharge: be released and discharged from its obligations under this Agreement (save that it shall remain liable for any prior breach of this Agreement and shall be entitled to the benefit of and subject to Clause 12.4 (Taxes), Clause 13 (Terms of Appointment), and Clause 14 (Changes in Agents));

14.6.2
Principal Paying Agent’s records: in the case of the Principal Paying Agent, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Principal Paying Agent, of the records maintained by it in accordance with Clause 9.1 (Records);

14.6.3
Calculation Agent’s records: in the case of any Calculation Agent, deliver to the Issuer and its successor a copy, certified as true and up-to-date by an officer or authorised signatory of such Calculation Agent, of the records maintained by it in accordance with Clause 11 (Appointment and Duties of the Calculation Agent);

14.6.4
Registrar’s records: in the case of the Registrar, deliver to the Issuer and its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 5.1 (Maintenance of the Register); and

14.6.5
Moneys and papers: forthwith (upon payment to it of any amount due to it in accordance with Clause 12 (Fees and Expenses) or Clause 13.3 (Indemnity) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Clause 9.10 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

14.7	Merger

Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuer, the other Agents, the Trustee and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the other Agents, the Trustee and the Noteholders.

14.8	Changes in Specified Offices

If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer and the Trustee has been obtained), it shall give notice to the Issuer (with a copy to the Trustee and other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Clause 14 (Changes in Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

15.	LIABILITY

Each Agent will only be liable to the Issuer and/or the Trustee for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under the Agreement suffered by or occasioned to the Issuer and/or the Trustee (“Liabilities” to the extent that the Agent has been negligent, fraudulent or in wilful default in respect of its obligations under the Agreement. For the avoidance of doubt the failure of the Agent to make a claim for payment on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute negligence, fraud or wilful default on the part of the Agent.

The Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with the Agreement.

Liabilities arising under this Clause 15 shall be limited to the amount of the Issuer’s and/or the Trustee’s actual loss (such loss shall be determined as at the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall any Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

The liability of each Agent under this Clause 15 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

16.	NOTICES

16.1	All notices and communications hereunder shall be made in writing (by letter or fax), shall be effective upon receipt by the addressee and shall be sent as follows:
16.1.1	if to the Issuer to it at:

Address:	120 Park Avenue
New York, New York 10017
United States of America

Attention:	Vice President & Corporate Secretary
Telefax no.:	+1 917 663 83 97

with a copy to Philip Morris International Management SA at:

Address:	Avenue de Rhodanie 50
CH-1007 Lausanne
Switzerland
Attention:	Vice President Finance and Treasurer
Telefax no.:	+41 58 242 01 01
16.1.2	if to the Trustee to it at:

Address:	8 Canada Square
London E14 5HQ
Fax:	+44 (0)207 991 4350
Attention:	CTLA Trustee Services Administration
16.1.3	if to the Principal Paying Agent, the Registrar, a Paying Agent or a Transfer Agent to it at the address or fax number specified against its name in Schedule 1 (The Specified Offices of the Agents)
or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

16.2	Effectiveness

Every notice or communication sent in accordance with sub-clause 16.1 (Notices) shall be effective, if sent by letter or fax, upon receipt by the addressee provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

17.	LAW AND JURISDICTION

17.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

17.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation, arising out of or in connection with this Agreement) or the consequences of its nullity.

17.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

17.4	Rights of the Agents and Trustee to take proceedings outside England

Clause 17.2 (English courts) is for the benefit of the Agents and the Trustee only. As a result, nothing in this Clause 17 (Law and jurisdiction) prevents the Agents and/or the Trustee from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Agents and/or the Trustee may take concurrent Proceedings in any number of jurisdictions.

17.5	Process agent

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Hunton & Williams at 30 St Mary Axe, London EC3A 8EP or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of any Agent addressed to the Issuer and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Agent shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

18.	MODIFICATION

For the avoidance of doubt, this Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

20.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.
AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1
The Specified Offices of the Agents
The Principal Paying Agent and Calculation Agent:

HSBC Bank plc
8 Canada Square
London E14 5HQ

Telephone:	+ 44 (0)207 991 3733
Fax:	+ 44 (0)207 260 8932
Attention:	Manager, Client Services Conventional Debt, Corporate Trust and Loan Agency
The Registrar:

HSBC Private Bank (C.I.) Limited, Jersey Branch
1 Grenville Street
St Helier
Jersey JE4 9PF
Channel Islands
Telephone:	+44 (0)1534 672 674
Fax:	+44 (0)1534 672 433
Attention:	The Manager, Corporate Services

The Transfer Agent:

HSBC Bank plc
8 Canada Square
London E14 5HQ
Telephone:	+44 (0)207 991 3733
Fax:	+44 (0)207 260 8932
Attention:	Manager, Client Services Conventional Debt,
Corporate Trust and Loan Agency

SCHEDULE 2
Form of Calculation Agent appointment letter
[On letterhead of the Issuer]
[for use if the Calculation Agent is not a Dealer]
[Date]
[Name of Calculation Agent]
[Address]
Dear Sirs,
PHILIP MORRIS INTERNATIONAL INC.
Euro Medium Term Note Programme
We refer to the issue and paying agency agreement dated 13 March 2009 entered into in respect of the above Euro Medium Term Note Programme (as amended or supplemented from time to time, the “Agency Agreement”) between ourselves as Issuer, HSBC Bank plc as Principal Paying Agent, HSBC Corporate Trustee Company (UK) Limited as Trustee and certain other financial institutions named therein, a copy of which has been supplied to you by us.
All terms and expressions which have defined meanings in the Agency Agreement shall have the same meanings when used herein.
EITHER
[We hereby appoint you as Calculation Agent at your specified office detailed in the Confirmation as our agent in relation to [specify relevant Series of Notes] (the “Notes”) upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto.]
OR
[We hereby appoint you as Calculation Agent at your specified office detailed in the Confirmation set out below as our agent in relation to each Series of Notes in respect of which you are named as Calculation Agent in the relevant Final Terms or Drawdown Prospectus (as the case may be) upon the terms of the Agency Agreement and (in relation to each such Series of Notes) in the Conditions and all matters incidental thereto.]
We hereby agree that, notwithstanding the provisions of the Agency Agreement or the Conditions, your appointment as Calculation Agent may only be revoked in accordance with Clause 14.2 (Revocation) of the Agency Agreement if you have been negligent in the exercise of your obligations thereunder or have failed to exercise or perform your obligations thereunder.

Please complete and return to us the Confirmation on the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment.
This letter and any non-contractual obligations arising out of or in connection with it are governed by English law and the provisions of Clause 17 (Law and Jurisdiction) of the Agency Agreement shall apply to this letter as if set out herein in full.
A person who is not a party to the agreement described in this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of such agreement.
Yours faithfully
PHILIP MORRIS INTERNATIONAL INC.
By:
FORM OF CONFIRMATION
EITHER
We hereby accept our appointment as Calculation Agent of the Issuer in relation to the Notes, and shall perform all matters expressed to be performed by the Calculation Agent in, and shall otherwise comply with, the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.
OR
We hereby accept our appointment as Calculation Agent of the Issuer in relation to each Series of Notes in respect of which we are named as Calculation Agent in the relevant Final Terms or Drawdown Prospectus (as the case may be), and shall perform all matters expressed to be performed by the Calculation Agent in, and shall otherwise comply with (in relation to each such Series of Notes) the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.
For the purposes of [the Notes]/[each such Series of Notes] and the Agency Agreement our specified office and communication details are as follows:
Address:                          [      ]
Telephone:                      +[•]
Fax:                                 +[•]
Attention:                        [      ]
[Name of Calculation Agent]
By:
Date:     [Date]

SCHEDULE 3
Form of Put Option Notice
To:     [Paying Agent]
PHILIP MORRIS INTERNATIONAL INC.
Euro Medium Term Note Programme
PUT OPTION NOTICE1
OPTION 1 (DEFINITIVE NOTES) - [complete/delete as applicable]
By depositing this duly completed Notice with the above Paying Agent in relation to [specify relevant Series of Notes] (the “Notes”) in accordance with Condition 10(f) (Redemption at the option of Noteholders), the undersigned Holder of the Notes specified below and deposited with this Put Option Notice exercises its option to have such Notes redeemed in accordance with Condition 10(f) (Redemption at the option of Noteholders) on [date].
This Notice relates to the Note(s) bearing the following certificate numbers and in the following denominations:

Certificate Number	Denomination

OPTION 2 (PERMANENT GLOBAL NOTE) - [complete/delete as applicable]
By depositing this duly completed Notice with the above Paying Agent for the [specify relevant Series of Notes] (the “Notes”) in accordance with Condition 10(f) (Redemption at the option of Noteholders) and the terms of the Permanent Global Note issued in respect of the Notes, the undersigned Holder of the Permanent Global Note exercises its option to have [currency] [amount] of the Notes redeemed accordance with Condition 10(f) (Redemption at the option of Noteholders) on [date].

[1]
The Put Option Notice, duly completed and executed, should be deposited at the specified office of any Paying Agent. If the relevant Notes are in definitive form or individual note certificate form, such Definitive Notes and all Coupons, or as the case may be, Individual Note Certificate relating thereto and maturing after the date fixed for redemption should be deposited with the Put Option Notice. If the relevant Notes are in global form, the Put Option Notice should be submitted in accordance with the operating rules and regulations of the relevant clearing system and, if possible, the relevant interests in the relevant Global Note should be blocked to the satisfaction of the relevant Paying Agent.

OPTION 3 (INDIVIDUAL NOTE CERTIFICATES) - [complete/delete as applicable]
By depositing this duly completed Notice with the above Paying Agent in relation to the [specify relevant Series of Notes] (the “Notes”) in accordance with Condition 10(f) (Redemption at the option of Noteholders), the undersigned Holder of the principal amount of Notes specified below and evidenced by the Individual Note Certificate(s) referred to below and presented with this Put Option Notice exercises its option to have such Notes redeemed in accordance with Condition 10(f) (Redemption at the option of Noteholders) on [date].
This Notice relates to Note(s) in the aggregate principal amount of [currency] evidenced by Individual Note Certificates bearing the following serial numbers:

OPTION 4 (GLOBAL REGISTERED NOTE)
By depositing this duly completed Notice with the above Paying Agent in relation to [specify relevant Series of Notes] (the “Notes”) in accordance with Condition 10(f) (Redemption at the option of Noteholders), the undersigned Holder of the principal amount of Notes specified below exercises its option to have such Notes redeemed in accordance with Condition 10(f) (Redemption at the option of Noteholders) on [date].
This Notice relates to Note(s) in the aggregate principal amount of [currency].
[END OF OPTIONS]
Payment should be made by [complete and delete as appropriate]:
~	[currency] cheque drawn on a bank in [currency centre] and in favour of [name of payee] and mailed at the payee’s risk by uninsured airmail post to [name of addressee] at [addressee’s address].]

OR

~	transfer to [details of the relevant account maintained by the payee] with [name and address of the relevant bank].]
OPTION (INDIVIDUAL NOTE CERTIFICATES) - [complete/delete as applicable]
If the Individual Note Certificates referred to above are to be returned to the undersigned in accordance with the Conditions and the Agency Agreement relating to the Notes, they should be returned by post to:

The undersigned acknowledges that any Individual Note Certificates so returned will be sent by uninsured airmail post at the risk of the registered Holder.

Name of Holder:

Signature of Holder:
[END OF OPTIONS]
All notices and communications relating to this Put Option Notice should be sent to the address specified below.

Name of Holder:

Contact details:

Signature of Holder:

Date:
[To be completed by Paying Agent:]
Received by:

[Signature and stamp of Paying Agent:]
At its office at

On

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED.

SCHEDULE 4
Form of Put Option Receipt
PHILIP MORRIS INTERNATIONAL INC.
Euro Medium Term Note Programme
PUT OPTION RECEIPT2
OPTION 1 (DEFINITIVE NOTES)
We hereby acknowledge receipt of a Put Option Notice relating to [specify relevant Series of Notes] (the “Notes”) having the certificate number(s) [and denomination(s)] set out below. We will hold such Note(s) in accordance with the terms of the Conditions of the Notes and the Agency Agreement dated 13 March 2009 relating thereto.
In the event that, pursuant to such Conditions and the Agency Agreement, the depositor of such Note(s) becomes entitled to their return, we will return such Definitive Note(s) to the depositor against presentation and surrender of this Put Option Receipt.

Certificate Number	Denomination

OPTION 2 (INDIVIDUAL NOTE CERTIFICATES)
We hereby acknowledge receipt of a Put Option Notice relating to [specify relevant Series of Notes] (the “Notes”) having the principal amount specified below and evidenced by the Individual Note Certificate(s) referred to below. We will hold such Individual Note Certificate(s) in accordance with the terms of the Conditions of the Notes and the Agency Agreement dated 13 March 2009 relating thereto.
In the event that, pursuant to such Conditions and the Agency Agreement, the Noteholder becomes entitled to the return of such Individual Note Certificate(s), we will return such Individual Note Certificate(s) to the Noteholder by uninsured post to, and at the risk of, the Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice.

[2]	A Receipt will only be issued in the case of deposit of a Definitive Note or an Individual Note Certificate.

Certificate Number	Denomination

END OF OPTIONS
Dated: [date]
[PAYING AGENT]
By:

     (duly authorised)

SCHEDULE 5
Duties under the Issuer-ICSDs Agreement
In relation to each Tranche of Bearer Notes that are, or are to be, represented by an NGN Temporary Global Note or an NGN Permanent Global Note, the Principal Paying Agent will comply with the following provisions:
1.
Initial issue outstanding amount: The Principal Paying Agent will inform each of the ICSDs, through the Common Service Provider appointed by the ICSDs to service the Notes, of the initial issue outstanding amount (the “IOA”) for such Tranche on or prior to the relevant Issue Date.

2.
Mark up or mark down: If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Principal Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider) to ensure that the IOA of the Notes remains at all times accurate.

3.
Reconciliation of records: The Principal Paying Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the Common Service Provider) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

4.	Resolution of discrepancies: The Principal Paying Agent will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the IOA of the Notes.

5.
Details of payments: The Principal Paying Agent will promptly provide the ICSDs (through the Common Service Provider) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.
Change of amount: The Principal Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.
Notices to Noteholders: The Principal Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) copies of all information that is given to the holders of the Notes.

8.
Communications from ICSDs: The Principal Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to the Notes.

9.
Default: The Principal Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the Common Service Provider) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SCHEDULE 6
Regulations concerning transfers and registration of registered Notes
1.
Subject to paragraph 4 and paragraph 11 below, Registered Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, “transferor” shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

2.
The Note Certificate issued in respect of the Registered Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar or any Transfer Agent, and together with such evidence as the Registrar or (as the case may be) the relevant Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Registered Note shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or such Transfer Agent may require.

3.
No Noteholder may require the transfer of a Registered Note to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Note.

4.
No Noteholder which has executed a Form of Proxy in relation to a Meeting of Holders of Registered Notes may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

5.
The executors or administrators of a deceased Holder of a Registered Note (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer as having any title to such Registered Note.

6.
Any person becoming entitled to any Registered Notes in consequence of the death or bankruptcy of the Holder of such Registered Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar or the relevant Transfer Agent may require (including legal opinions), become registered himself as the Holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Registered Notes. The Issuer, the Transfer Agents, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

7.	Unless otherwise required by him and agreed by the Issuer and the Registrar, the Holder of any Notes shall be entitled to receive only one Note Certificate in respect of his holding.

8.
The joint Holders of any Registered Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

9.
Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar or any Transfer Agent) must be completed in respect of each new holding.

10.
A Holder of Registered Notes may transfer all or part only of his holding of Notes provided that both the principal amount of Notes transferred and the principal amount of the balance not transferred are a Specified Denomination. Where a Holder of Registered Notes has transferred part only of his holding of Registered Notes, a new Note Certificate in respect of the balance of such holding will be delivered to him.

11.
The Issuer, the Transfer Agents and the Registrar shall, save in the case of the issue of replacement Registered Notes pursuant to Condition 16 (Replacement of Notes and Coupons), make no charge to the Holders for the registration of any holding of Registered Notes or any transfer thereof or for the issue of any Registered Notes or for the delivery thereof at the Specified Office of any Transfer Agent or the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar or the relevant Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

12.
Provided a transfer of a Registered Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to a Transfer Agent and/or the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of such Transfer Agent or the Registrar arising, such Transfer Agent or the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Registered Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and (if applicable) the relevant Transfer Agent have their respective Specified Offices.

SIGNATURES
The Issuer
PHILIP MORRIS INTERNATIONAL INC.
By: /s/ MARCO KUEPFER
VP FINANCE & TREASURER
The Trustee
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED
By: /s/ JASON BLONDELL
The Principal Paying Agent and Calculation Agent
HSBC BANK PLC
By: /s/ RYAN O’ROURKE
AUTHORISED SIGNATORY
The Registrar
HSBC PRIVATE BANK (C.I.) LIMITED
By: /s/ RYAN O’ROURKE
AUTHORISED SIGNATORY
The Transfer Agent
HSBC BANK PLC
By: /s/ RYAN O’ROURKE
AUTHORISED SIGNATORY